CONFORMED COPY












                  SECURITY AGREEMENT dated as of March 10, 1995, among ETHAN ALLEN INC., a Delaware corporation (the "Borrower"); the subsidiaries of the Borrower listed on Schedule I hereto (collectively, the "Subsidiary Grantors"; the Borrower and the Subsidiary Grantors being collectively called the "Grantors"); and CHEMICAL BANK, a New York banking corporation, as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties, as defined herein.

      Reference is made to the Credit Agreement dated as of March 10, 1995 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, Ethan Allen Interiors Inc. ("Holdings"), the financial institutions party thereto, as lenders (the "Lenders") and Chemical Bank, as administrative agent (in such capacity, the "Administrative Agent").

      The Lenders have agreed to extend credit to, and the Issuing Bank has agreed to issue Letters of Credit for the account of, the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. Each of Holdings and the Subsidiary Grantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to extend credit and of the Issuing Bank to issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Grantors of a security agreement in the form hereof to secure (a) the due and punctual payment by the Borrower of
(i) the principal of and interest on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter or Letters of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations of the Borrower to the Secured Parties under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, (b) the due and punctual performance of all other obligations of the Borrower under the Credit Agreement and the other Loan Documents to which the Borrower is or is to be a party, (c) the due and punctual payment and performance of all obligations of the Borrower under each Rate Protection Agreement entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into and (d) the due and punctual payment and performance of all obligations of each of Holdings and the Subsidiary Grantors under the Loan Documents to which it is or is to be a party (all of the foregoing obligations being collectively called the "Obligations").

      Accordingly, the Grantors and the Collateral Agent hereby agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. Terms Defined in the Credit Agreement. Terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

     SECTION 1.02. Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

      "Account Debtor" shall mean any person who is or who may become obligated to a Grantor under, with respect to or on account of an Account.

      "Accounts" shall mean any and all rights of any Grantor to payment for goods or services sold or leased, including any such right evidenced by chattel paper, whether due or to become due, whether or not earned by performance and whether now existing or arising in the future, including accounts receivable from Affiliates of the Grantors, but excluding Dealer Notes.

      "Accounts Receivable" shall mean all Accounts and all rights in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary.

      "Collateral" shall mean (i) Accounts Receivable, (ii) Documents, (iii) General Intangibles, (iv) Intercompany Claims, (v) Inventory, (vi) Proceeds and
(vii) Collection Deposit Accounts; provided that Excluded Assets shall not constitute
Collateral.

      "Collection Deposit Account" shall mean a lockbox account of a Grantor maintained for the benefit of the Secured Parties with the Collateral Agent pursuant to Article V or with a Sub-Agent pursuant to a Lockbox Agreement.


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      "Copyright License" shall mean any written agreement,  now or hereafter in effect, granting any right to any third party under any Copyright now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting any right to such Grantor under any Copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

      "Copyrights" shall mean all of the following now owned or hereafter acquired by any Grantor: (i) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (ii) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule II.

      "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "Documents" shall mean all instruments, files, records, ledger sheets and documents covering or relating to any of the Collateral.

      "Excluded Assets" shall mean fixtures, equipment, motor vehicles, any other tangible personal property (except Inventory), Dealer Notes and rights (whether as lessor or lessee) under leases.

      "General Intangibles" shall mean all choses in action and causes of action and all other assignable intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor, including corporate or other business records, contract rights (including rights under Rate Protection Agreements and other agreements, but excluding rights under leases, whether entered into as lessor or lessee), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an account debtor of any of the Accounts Receivable.

      "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof

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and related  documentation,  registrations  and  franchises,  and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

      "Intercompany Claims" shall mean any and all rights of any Grantor in respect of loans, advances or other claims owed to such Grantor by any of Holdings, the Borrower or any Subsidiary, other than Accounts and other than loans, advances or other claims evidenced by an instrument pledged pursuant to the Pledge Agreement.

      "Inventory" shall mean all goods of a Grantor, whether now owned or hereafter acquired, held for sale or lease, or furnished or to be furnished by a Grantor under contracts of service, or consumed in a Grantor's business, including raw materials, intermediates, work in progress, packaging materials, finished goods, semi-finished inventory, scrap inventory, manufacturing supplies and spare parts, and all such goods that have been returned to or repossessed by or on behalf of any Grantor.

      "License" shall mean any Patent License, Trademark License, Copyright License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III (other than those license agreements in existence as of the date hereof and listed on Schedule III and those license agreements entered into after the date hereof, which by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

      "Lockbox Agreement" shall mean a Lockbox Agreement substantially in the form of Annex 1 hereto among a Grantor, the Collateral Agent and a Sub-Agent.

      "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

      "Patent License" shall mean any written agreement, now or hereafter in effect, granting to any third party any right to make, use or sell any inventory on which a Patent, now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, is in existence, or granting to such Grantor any right to make, use or sell any invention on which a Patent, now or hereafter owned by any third party, is in existence, and all rights of such Grantor under any such agreement.

      "Patents" shall mean all of the following now owned or hereafter acquired by any Grantor: (i) all letters Patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters Patent of the United States or any other country, including registrations,

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recordings  and pending  applications  in the United States Patent and Trademark
Office or any similar  offices in any other country,  including  those listed on
Schedule    IV,    and   (ii)   all    reissues,    continuations,    divisions,
continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claims therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

      "Perfection Certificate" means a certificate substantially in the form of Annex 2 hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Borrower.

      "Proceeds" shall mean any consideration received from the sale, exchange, license, lease or other disposition of any asset or property which constitutes Collateral, any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other person or entity as a result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, and shall include (a) all cash and negotiable instruments received or held on behalf of the Collateral Agent pursuant to the Lockbox Agreements or any other lockbox or similar arrangement relating to the payment of Accounts Receivable and Inventory and (b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, present or future infringement of any Patent now or hereafter owned by any Grantor or licensed under a Patent License, (ii) past, present or future infringement or dilution of any Trademark now or hereafter owned by any Grantor or licensed under a Trademark License or injury to the goodwill associated with or symbolized by any Trademark now or hereafter owned by any Grantor, (iii) past, present or future breach of any License, (iv) past, present or future infringement of any Copyright now or hereafter owned by any Grantor or licensed under a Copyright License, and (v) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Secured Parties" shall mean (a) the Lenders party to the Credit Agreement, (b) each counterparty to a Rate Protection Agreement entered into with the Borrower, if such counterparty was a Lender at the time such Rate Protection Agreement was entered into, (c) the Administrative Agent, the Collateral Agent and the Issuing Bank, in their capacities as such under each Loan Document, (d) the beneficiaries of each indemnification obligation undertaken by any Grantor under any Loan Document, and (e) the successors and assigns of the foregoing.

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     "Security Interest" shall have the meaning assigned to such term in Section
2.01.

      "Sub-Agent" shall mean a financial institution which shall have delivered to the Collateral Agent an executed Lockbox Agreement.

      "Trademark License" shall mean any written instrument, now or hereafter in effect, granting to any third party any right to use any Trademark now or hereafter owned by any Grantor or which such Grantor otherwise has the right to license, or granting to such Grantor any right to use any Trademark now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

      "Trademarks" shall mean all of the following now owned or hereafter acquired by any Grantor: (i) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office, any State of the United States or any similar offices in any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule V, (ii) all goodwill associated therewith or symbolized thereby, and (iii) all other assets, rights and interests that uniquely reflect or embody such goodwill.

     SECTION  1.03.  Rules  of  Interpretation.   The  rules  of  interpretation
specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.


                                  ARTICLE II

                               SECURITY INTEREST

      SECTION  2.01.   Security  Interest.   As  security  for  the  payment  or
performance, as the case may be, of the Obligations, each Grantor hereby bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and its assigns, for the benefit of the Secured Parties, and hereby grants to the Collateral Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest"). Without limiting the foregoing, the Collateral Agent

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



is hereby authorized to file one or more financing statements, continuation statements, filings with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

      The Grantors agree at all times to keep accurate and complete accounting records with respect to the Collateral, including a record of all payments and Proceeds received.

      SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of any of the Collateral.


                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      The Grantors jointly and severally represent and warrant to the Collateral Agent and the Lenders that:

      SECTION 3.01. Title and Authority. Each of the Grantors has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval which has been obtained.

      SECTION 3.02. Filings. (a) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete. Fully executed Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Collateral consisting of United States Patents, registered trademarks and registered copyrights) that

                                    -7-



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are necessary to publish  notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and
possessions,   and  no  further  or  subsequent  filing,  refiling,   recording,
rerecording,   registration   or   reregistration   is  necessary  in  any  such
jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.

      (b) Each Grantor shall ensure and warrants that fully executed security agreements in the form hereof and containing a description of all Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within three months after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, and otherwise as may be required pursuant to the laws of any jurisdiction outside the United States where any Trademarks, Copyrights or Patents are registered (a "Foreign Registration Jurisdiction") to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions or in any Foreign Registration Jurisdiction and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

      SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, (b) subject to the filings described in Section 3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial

                                    -8-



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Code  or  other  applicable  law  in  such   jurisdictions  or  in  any  Foreign
Registration Jurisdiction and (c) a security interest that shall be perfected in all Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss. 261 or 15 U.S.C. ss. 1060 or the three-month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss. 205 and otherwise as may be required pursuant to the laws of any Foreign Registration Jurisdiction. The Security Interest is and shall be prior to any other Lien on any of the Collateral.

      SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted by the Credit Agreement. Other than as contemplated hereby and except for filings expressly permitted by the Credit Agreement, none of the Grantors has filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office.

      SECTION 3.05. Intellectual Property. Schedules II, III, IV and V hereto set forth accurate and complete descriptions of all Copyrights, Licenses, Patents and Trademarks of each Grantor.


                                  ARTICLE IV

                                   COVENANTS

      SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business. (a) Each of the Grantors agrees promptly to notify the Collateral Agent of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility) or
(iii) in its identity or corporate structure. Each of the Grantors agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform

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Commercial  Code or  otherwise  which are  required in order for the  Collateral
Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Each of the Grantors agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

      (b) Each of the Grantors agrees to maintain complete and accurate records with respect to the Collateral owned by it and, at such time or times as the Collateral Agent may request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

      SECTION 4.02. Post-Closing Certification. Within three months after the Closing Date, the Borrower shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer of the Borrower setting forth, with respect to each filing, recording or registration contemplated by Section 3.02(b), the filing office, date and file number thereof and attaching true, correct and complete acknowledgement copies of each such filing, recording or registration.

      SECTION 4.03. Protection of Security. Each of the Grantors shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Liens not expressly permitted under the Credit Agreement.

      SECTION 4.04. Further Assurances. Each of the Grantors agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner satisfactory to the Collateral Agent.

      Without limiting the generality of the foregoing, each Grantor hereby authorizes the Collateral Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule II, III, IV or V hereto or adding

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additional schedules hereto to specifically  identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided, however, that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Collateral Agent of the specific identification of such Collateral, to advise the Collateral Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Collateral. Each Grantor agrees that it will use its best efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Collateral within 30 days after the date it has been notified by the Collateral Agent of the specific identification of such Collateral.

      SECTION 4.05. Intercompany Claims. If at any time any Intercompany Claim is evidenced by any promissory note or other instrument, the applicable Grantor shall promptly pledge such note or other instrument pursuant to the Pledge Agreement.

      SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral and not permitted under the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any of the Grantors fails to do so as required by the Credit Agreement or this Agreement, and each of the Grantors jointly and severally agrees to reimburse the Collateral Agent on demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the Credit Agreement.

      SECTION 4.07. Assignment of Security Interest. If at any time any of the Grantors shall take and perfect a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

     SECTION 4.08. Continuing Obligations of the Grantors. Each of the Grantors shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and the Grantors jointly and severally agree to indemnify and hold harmless the Collateral Agent and the Secured Parties from and against any and all liability for such performance.

      SECTION 4.09. Use and Disposition of Collateral. None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Collateral or shall grant any other Lien in respect of the Collateral except as expressly permitted by the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Collateral owned by it, except that (a) Inventory may be sold in the ordinary course of business and (b) unless and until the Collateral Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that (i) it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such possession or control will not effect the perfection and priority of the Security Interest in such Inventory or arrangements are made so that such perfection and priority will not be affected and (ii) if any warehouse receipt (or other receipt in the nature of a warehouse receipt) is issued with respect to any Inventory, such receipt shall be delivered to the Collateral Agent.

      SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business or otherwise in accordance with prudent and reasonable business practices.

     SECTION 4.11. Insurance. (a) The Borrower, at its own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory in accordance with the provisions of the Credit Agreement. All such policies of insurance shall be endorsed or otherwise amended to include a lender's loss payable endorsement, in form and substance satisfactory to the Collateral Agent, which shall provide that from and after the date, if any, on which the insurance carrier receives written notice from the Collateral Agent that an Event of Default has occurred, all proceeds otherwise payable to the Borrower or any other Grantor under such policies shall be payable directly to the Collateral Agent. Such endorsement or an independent instrument furnished to the Collateral Agent shall provide that the insurance carriers will give the Collateral Agent at least 30 days' prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of any Grantor or any other person shall affect the right of the Collateral Agent to recover under such policy or policies of insurance in case of loss or damage.

      (b)  Each  Grantor   irremovably  makes,   constitutes  and  appoints  the
Collateral Agent (and all officers, employees or agents designated by the Collateral Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby to pay any premium in whole or part relating thereto, the Collateral Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Collateral Agent deems advisable. All sums disbursed by the Collateral Agent in connection with this Section, including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Collateral Agent and shall be additional Obligations secured hereby.

      SECTION 4.12. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant Patent number as necessary and sufficient to establish and preserve its maximum rights under applicable Patent laws.

     (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

      (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

      (d) Each Grantor shall notify the Collateral Agent immediately if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

      (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Collateral Agent, and, upon request of the Collateral Agent, executes and delivers any and all agreements, instruments, documents and papers as the Collateral Agent may reasonably request to evidence the Collateral Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Collateral Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

      (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights which is material to the conduct of any Grantor's business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

      (g) In the event that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business is believe infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent after it obtains knowledge thereof and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Collateral.

      (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all the Grantors' right, title and interest thereunder to the Collateral Agent or its designee.


                                   ARTICLE V

                                  COLLECTIONS

      SECTION 5.01. Collection Deposit Accounts. (a) At any time that an Event of Default has occurred and is continuing, upon the written request of the Collateral Agent, each Grantor agrees to establish and maintain one or more Collection Deposit Accounts with the Collateral Agent or with any financial institution that is satisfactory to the Collateral Agent and enters into a Lockbox Agreement.

      (b) Upon and after the establishment of any Collection Deposit Accounts as provided above, each Grantor shall use all reasonable efforts to prevent any funds which are not payments on Accounts Receivable or Inventory from being deposited into, or otherwise commingled with, the funds held in the Collection Deposit Accounts. Unless and until the Collection Deposit Accounts are converted to closed lockbox accounts pursuant to paragraph (c) below, each Grantor may at any time withdraw any of the funds contained in a Collection Deposit Account of such

Grantor for use, subject to the provisions of the Loan Documents, for general corporate purposes.

      (c) Effective upon notice to the Grantors from the Collateral Agent after the occurrence and during the continuance of an Event of Default (which notice may be given by telephone if promptly confirmed in writing), each Collection Deposit Account will, without any further action on the part of any Grantor, the Collateral Agent or any Sub-Agent, convert into a closed lockbox account under the exclusive dominion and control of the Collateral Agent in which funds are held subject to the rights of the Collateral Agent hereunder. No Grantor shall thereafter have any right or power to withdraw any funds from any Collection Deposit Account without the prior written consent of Collateral Agent until all Events of Default are cured or waived. The Grantors irrevocably authorize the Collateral Agent to notify each Sub-Agent (i) of the occurrence of an Event of Default and (ii) of the matters referred to in this paragraph (c). Following the occurrence of an Event of Default, the Collateral Agent may instruct each Sub-Agent to transfer immediately all funds held in each Collection Deposit Account to an account maintained with the Collateral Agent.

      SECTION 5.02. Collections. So long as no Event of Default shall have occurred and be continuing, the Grantors shall have the right to collect all Accounts Receivable and other payments in respect of Inventory in the ordinary course of their businesses; provided, however, that the Grantors agree, if an Event of Default shall occur and be continuing and if the Collateral Agent shall by notice to the Grantors so request (which notice may be given by telephone if promptly confirmed in writing), (i) to arrange for remittances on any Accounts Receivable and Inventory to be made directly to Collection Deposit Accounts established in accordance with Section 5.01, and (ii) promptly to deposit all payments received by the Grantors on account of Accounts Receivable and Inventory, whether in the form of cash, checks, notes, drafts, bills of exchange, money orders or otherwise, in such Collection Deposit Accounts in precisely the form in which received (but with any endorsements of the Grantors necessary for deposit or collection), and until they are so deposited such payments shall be held in trust by the Grantors for and as the property of the Collateral Agent and shall not be commingled with the Grantors' other funds.

      SECTION 5.03. Power of Attorney. The Collateral Agent shall have the right, as the true and lawful agent and attorney-in-fact of each of the Grantors, with power of substitution for the Grantors and in each Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the Secured Parties, upon the occurrence and during the continuance of an Event of Default
(a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require the Grantors to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken or omitted to be taken by the Collateral Agent or any Secured Party with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Collateral Agent or any Secured Party. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section shall in no event relieve any of the Grantors of any of its obligations hereunder or under the Credit Agreement with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any Secured Party of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise.

                                  ARTICLE VI

                                   REMEDIES

      SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each of the Grantors agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right (subject to applicable law) to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by the applicable Grantors to the Collateral Agent, or to license or, to the extent permitted by applicable law, sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral and without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each of the Grantors agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of current law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any of the Grantors, and each of the Grantors hereby waives (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

      The Collateral Agent shall give the Grantors 10 days' written notice (which each of the Grantors agrees is reasonable notice within the meaning of Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Collateral Agent's intention to make any sale of Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the Notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any of the Grantors (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any of the Grantors as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any of the Grantors therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Collateral Agent shall be free to carry out such sale pursuant to such agreement and none of the Grantors shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all

Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver.

     SECTION 6.02. Application of Proceeds. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

            FIRST, to the payment of all costs and expenses incurred by the Administrative Agent or the Collateral Agent (in its capacity as such hereunder or under any other Loan Document) in connection with such collection or sale or otherwise in connection with this Agreement or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any of the Grantors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

            SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution);

            THIRD, to the extent and so long as any Letter or Letters of Credit remain outstanding and entrain, to be held and retained by the Collateral Agent and applied to reimburse the Issuing Bank for any L/C Disbursement thereafter made; and

            FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdictions may otherwise direct.

The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchase or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in anyway for the misapplication thereof.

      SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under this Article VI at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Collateral Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.


                                 ARTICLE VII

                                MISCELLANEOUS

      SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Grantor shall be given to it at its address or telecopy number set forth on Schedule I, with a copy to the Borrower.

      SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement or any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument,
(c) any exchange, release or non- perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Grantor, in respect of the Obligations or this Agreement.

      SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the issuance by the Issuing Bank of any Letters of Credit, regardless of any investigation made by the Lenders or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.

      SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantor, the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Grantor shall have the right to assign its rights hereunder or any interest herein or in the Collateral except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

      SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

      SECTION 7.06. Collateral Agent Appointed Attorney-in-Fact. Each of the Grantors hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument which the Collateral Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest.

      SECTION 7.07. Collateral Agent's Expenses; Indemnification. (a) Each of the Grantors jointly and severally agrees to pay upon demand to the Collateral Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, which the Collateral Agent may incur in connection with (i) the administration of this Agreement (including the customary fees of the Collateral Agent for any audits conducted by it with respect to the Accounts Receivable or Inventory ), (ii) the custody or preservation of, or the sale of, collection from or other realization upon any of the Collateral, (iii) the exercise, enforcement or protection of any of the rights of the Collateral Agent hereunder or (iv) the failure of the Grantors to perform or observe any of the provisions hereof.

      (b) Without limitation of their indemnification obligations under the other Loan Documents, each of the Grantors jointly and severally agrees to indemnify the Collateral Agent and the other Secured Parties against, and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Secured Party is a party thereto; provided that such indemnity shall not, as to any Secured Party, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Secured Party.

      (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Collateral Agent or any Lender. All amounts due under this Section shall be payable on written demand therefor.

     SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.09. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent, the Administrative Agent and the Lenders under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.

      (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent and the Grantor or Grantors with respect to which such waiver, amendment or modification is to apply, with (and subject to) the prior written consent of the Required Lenders or, if the effect of such agreement is to release all or any substantial part of the Collateral other than in accordance with Section 7.15, each Lender.

      SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      SECTION 7.11. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 7.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 7.04), and shall become effective as provided in Section 7.04.

      SECTION 7.13. Headlines. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 7.14. Jurisdiction; Consent to Service of Process. (a) Each Grantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

      (b) Each Grantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affected the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 7.15. Termination. This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full and the Lenders have no further commitment to extend credit and the Issuing Bank has no further commitment to issue Letters of Credit under the Credit Agreement and all outstanding Letters of Credit have been cancelled (or at such earlier time as such termination occurs pursuant to and in accordance with Section 9.17 of the Credit Agreement), at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors' expense, all Uniform Commercial Code termination statements and similar documents which the Grantors shall reasonably request to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Collateral Agent. Each Subsidiary Grantor shall automatically be released from its obligations hereunder and the Security Interest in the Collateral owned by such Subsidiary Grantor shall be automatically released in the event that all the capital stock of such Subsidiary Grantor shall be sold, transferred or otherwise disposed of to a person that is not an Affiliate of the Borrower in accordance with the terms of the Credit Agreement; provided that the Required lenders shall have consented to such sale, transfer or other disposition and the terms of such consent did not provide otherwise.

      SECTION 7.16. Additional Grantors. Upon execution and delivery by the Collateral Agent and a Subsidiary of an instrument in the form of Annex 3 hereto, such Subsidiary shall become a Subsidiary Grantor and Grantor hereunder with the same force and effect as if originally named as a Subsidiary Grantor and Grantor herein. The execution and delivery of any such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

      IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


ETHAN ALLEN INC.


By   /s/ M. Farooq Kathwari
  Name:  M. Farooq Kathwari
  Title: President


ANDOVER WOOD PRODUCTS, INC.


By   /s/ M. Farooq Kathwari
  Name:  M. Farooq Kathwari
  Title: President


ETHAN ALLEN MANUFACTURING
CORPORATION


By   /s/ M. Farooq Kathwari
  Name:  M. Farooq Kathwari
  Title: President


ETHAN ALLEN FINANCE
CORPORATION


By   /s/ M. Farooq Kathwari
  Name:  M. Farooq Kathwari
  Title: President


CHEMICAL BANK, as Collateral
Agent


By   /s/ Neil R. Boylan
  Name:  Neil R. Boylan
  Title: Vice President

                                                              SCHEDULE I
                                               to the Security Agreement









                           SUBSIDIARY GRANTORS

1.  Andover Wood Products, Inc.

2.  Ethan Allen Manufacturing Corporation

3.  Ethan Allen Finance Corporation

                                                             SCHEDULE II
                                               to the Security Agreement









         SCHEDULE OF U.S. COPYRIGHTS AND COPYRIGHT APPLICATIONS

============================================================================
                                         Registration       Registration
              Copyright                     Number              Date
----------------------------------------------------------------------------
Customer follow-up card                PA-217-001             04/05/84
system--securing the in-home
call

The Ethan Allen philosophy             PA-217-002             04/05/84

Expanding horizons                     PA-217-003             04/05/84

Selling the Ethan Allen way            PA-217-004             04/05/84

Increase your sales, the in-           PA-217-005             04/05/84
home calls

How to sell Ethan Allen wood           PA-217-006             04/05/84
furniture

Ethan Allen summer sale '83            PA-217-007             04/05/84

How to sell Ethan Allen                PA-217-008             04/05/84
upholstered furniture

Presenting the Treasury                PA-217-009             04/05/84

Recruitment and selection:             PA-217-010             04/05/84
in search of the perfect
designer salesperson

Ethan Allen lighting, value            PA-217-011             04/05/84
plus

Winter sales '84                       PA-217-012             04/05/84

Basic window treatments                PA-217-013             04/05/84

Ethan Allen floorcovering:             PA-225-565             04/05/84
broadloom & oriental rugs

Ethan Allen summer sale '84            PA-228-339             09/12/84

Ethan Allen recliners                  PA-228-340             09/12/84

Spring decorating sale '84             PA-228-341             09/12/84

Ethan Allen's spring                   PA-234-586             11/08/84
collections, 1984

Your first home                        PA-234-587             11/08/84

Christmas mailer promotion             PA-234-588             11/08/84
'84

Ethan Allen winter sale '85            PA-240-557             01/22/85

Ethan Allen spring sale '85            PA-252-484             04/24/85

The Ethan Allen consumer               PA-273-941             10/25/85
finance plan

Ethan Allen broadlooms                 TX-1-319-747           04/05/84

Ethan Allen wood furniture             TX-1-319-748           04/05/84
construction

Ethan Allen bedspreads                 TX-1-319-749           04/05/84

Ethan Allen glossary of                TX-1-319-750           04/05/84
furniture terms

Ethan Allen product reference          TX-1-319-751           04/05/84
guide:  Heirloom

Ethan Allen broadloom:                 TX-1-319-752           04/05/84
estimating and measuring

American traditional:  a               TX-1-505-415           01/31/85
comprehensive guide to home
decorating the Ethan Allen
way

Creating organized analytical          TX-523-061             08/07/80
coaching habits

                                                            SCHEDULE III
                                               to the Security Agreement









                          SERVICEMARK LICENSES



Name                            Location                   Date           Marks


Concord House of Lubbock, Inc.  4703 S. Loop 289           1/20/92          1
                                Lubbock, TX 79424          5/5/92


Wayside Furniture Shops, Inc.   Derby                      5/20/93          1
                                Milford
                                Norwalk
                                Southington


Alberta Heirloom House Limited  6707 Elbon Dr. SW          5/4/92           1
                                Calgary, Alberta, CN


Chalmor Furniture               1363 Pleasant Street       --               1
                                Fall River, MA 02723


Hubbards Home Furnishings, Inc. 16 N. Batavia Avenue       6/12/92          1
                                Batavia, IN


3685 Investment Ltd.            25 King Edward Street      --/93            1
                                Coquitlan, B.C.


Montclair Interiors Inc.        5001-5003 Montclair Plaza  2/2              2
                                South
                                Montclair, CA 91763


Fischers Associates Rainbow     1540 S. Rainbow Blvd.      10/26/94         2
Corporation                     Las Vegas, NV 89119


Cooke, Rider, and Fransen       3220 First Avenue North    10/7/94          2
C.R.F., Inc.                    Billings, MT 59101


Feldman Brothers, Incorporated  306-310 West Main Street   12/15/94         2
                                Salisbury, MA


Fredeens Interiors Inc.         19 Stafford Road           5/12/92          1
                                Nepean, Ontario
                                Canada K2H 8VE


R.J. Fischer, Inc.              300 E. Route 59            5/5/93           1
                                Nanuet, NY 10954

Whippany Manor                  245 Route 10               5/5/93           1
                                Whippany, NJ 07981


Yeager's Carriage House Inc.    Santa Rosa, CA             6/10/92          1


W&B Furniture Inc.              4118 West Market Street    5/5/93           1
                                Akron, OH 44333


Village Carriage House, Inc.    1501 Montgomery Highway    5/15/92          1
                                Dothan, AL 36303


Village Shops Inc.              861 E. El Camino Real      6/1/92           1
                                Mt. View, CA 94040


Valley Manor South Inc.         15053 South Dixie Highway  4/28/92          1
                                Miami, FL 33176


Valley Manor                    8750 Tampa Avenue          5/5/92           1
                                Northridge, CA 91324


Hector Valdizon                 1363 South E. Street       6/1/92           1
                                San Bernardino, CA 92408


                                2248 Griffin Way           6/1/92           1
                                Corona, CA


United Home Furnishings, Inc.   114 N. 3rd Street          5/15/92          1
                                Paducah, KY 42001


Traditional Interiors, Inc.     633 Northeast Loop         5/15/92          1
                                82B
                                Hurst, TX 76053


Larry & DBA                     Sacramento, CA             5/5/93           1


Tradition House, Inc.           8200 E. Sprague            5/5/93           1
                                Spokane, WA 99212


Thompson's Carriage House, Inc. 4325 S. Padre Island Drive 1/23/93         N/A
                                Corpus Christi, TX 78411   (11/11/92)


Thomas Furniture Co.            815 West S.W. Loop 323     8/5/92           1
                                Tyler, TX 75701

                                200 West Oak
                                Denton, TX 76201


Stern's Carriage House Inc.     2705 W. Monroe Street      9/2/92          N/A
                                Springfield, IL 62704


TWT, Inc.                       875 WSW Loop 323           11/11/92        N/A
                                Tyler, TX 75901


________ Carriage House         1111 E. Highway 26         4/27/92          1
                                St. Paul, MN


Star Furniture                  445 N. Rosemead Blvd.      7/28/92          1
                                Pasadena, CA 91107


Stacy's Enterprises, Inc.       16240 U.S. 41 S.           5/28/92          1
                                Ft. Myers, FL 33908


Simon's Home Furnishings, Inc.  3445 Kietzke Lane          5/7/92           1
                                Reno, NV 89502


Shipley's Inc.                  1353 Brevard Road          6/4/92           1
                                Asheville, NC 28806


Sherman Furniture Co. Inc.      310 Court St.              5/29/92          1
                                No. Plymouth, MA


Robert J. Scott, Inc.           Colorado Springs, CO       4/27/92          1


Schwartz Furniture              990101 West Main Street    7/22/92          1
                                Somerville, NJ 08876


Thomas Ross Inc.                3641 Sycamore Dairy Road   4/28/92          1
                                Fayetteville, NC


Reis Carriage House, Inc.       5621 N. Oracle Road        5/5/93           1
                                Tucson, AZ 85704


R&G Furniture Corp.             Eastview Mall              5/5/93           1
                                Victor, NY 14564


                                Greece Towne Mall          5/5/93           1
                                Rochester, NY 14626

Restful Furniture Corp.         456 Montauk Highway        4/28/93          1
                                Bayshore, NY 11706


Sam Y. Phillips & Sons Inc.     Austin, TX                 5/5/93           1
                                Abilene, TX
                                Odessa, TX


National Retail Corporation     8955 Beach Boulevard       5/18/92          1
                                Jacksonville, FL


                                7666 Blanding Boulevard
                                Jacksonville, FL


                                (Orlando, FL)


Osborne's Galleries, Inc.       4230 Rosewood Dr.          6/3/92           1
                                Pleasonton, CA 94588


Nassau's                        Canton, CT                 5/30/92          1
                                Enfield, CT


N&K Furniture Corporation       1069 Montgomery Highway    5/6/92           1
                                Birmingham, AL 35211


Morrison Furniture Inc.         20040 Governors Highway    5/4/92           1
                                Olympia Fields, IL 60461


                                Orlando Park, IL


The Manor House Inc.            5301 North 16th Street     4/27/92          1
                                Phoenix, AZ 85016


Mark Brown & Sons               4545 So. ___ East          5/4/92           1
                                Salt Lake City, UT 84117


Manor House                     Richmond, VA               6/29/92          1


Mak Inc.                        3309 Hartzdale Dr.         6/1/92           1
                                Camp Hill, PA 17011


McFarlands Carriage House       450 S. Yonge St.           6/23/92          1
                                Ormond Beach, FL 32174

W.L. Landau's Carriage House    River Edge, NJ 07661       5/5/93           1
                                Hartsdale, NY


Kweller's Georgetown Manor,     5064 Hamilton Blvd.        6/1/92           1
Inc.                            Allentown, PA 18706


Kittle Home Furnishings Center  8600 Allisonville Road     6/25/92          1
Inc.                            Indianapolis, IN 46250


Mirons                          1541 Route 22              4/28/92          1
                                Watchung, NJ 07060


                                East Brunswick, NJ         4/28/91          1


Kitslaar's Carriage House Inc.  2350 So. Oneida St.        5/5/93           1
                                Green Bay, WI 54304


Kineads Ethan Allen             5130 Madison Avenue        5/5/93           1
                                Sacramento, CA 95841


Jonsey Inc.                     525 Forest Avenue          6/12/92          1
                                Portland, ME


Home Furniture


Home Furniture & Appliance      121 N. Main                5/5/93           1
                                Miami, OK


Home Environments Inc.          192 Rt 101 West            4/27/92          1
                                Bedford, NH


Heyman's Furniture Co., Inc.    24 East Third Street       10/13/92         1
                                Williamsport, PA 17701


Grand Gallery of Shreveport,    8824 Youree Drive          5/5/93           1
Inc.                            Shreveport, LA


Grand Gallery, Inc.             8560 Florida Blvd.         6/18/92          1
                                Baton Rouge, LA 70806


Gesman's Ethan Allen            4420 Emerson Ave.          5/5/92          N/A
                                Barkersburg, WV

Helke Furniture Co.          2107 Robin Lane            5/8/92           1
                             Wausau, WI 51401


Georgetown Manor Inc.        Portland, OR               6/1/92           1
                             Clackamas, OR


Georgetown Manor             1024 N. Fuller St.         6/6/92           1
                             Santa Ana, CA 92701


Garon's Furniture Co. Inc.   8727 Loch Raven Blvd.      8/6/92           1
                             Baltimore, MD 21286
                             (3 locations)


Fratco Inc.                  230 Northern Blvd.         5/5/93           1
                             Clarks Summit, PA 18411


Fowler's Carriage House      305 So. Central Expwy      5/5/93           1
                             Richardson, TX 75080


Fisher's Carriage House      4720 E. State St.          5/5/93           1
                             Rockford, IL 61108


Fischer Corporation          4043 S. Eastern Ave.       5/4/92           1
                             Las Vegas, NV 89119


Ethan Allen                  Little Rock, AK            7/2/92           1
                             Fayetteville, AK


Drinnin's Inc.               416 North Rock Road        6/4/92           1
                             Wichita, KS 67206


Doud's Inc.                  Main St.                   8/11/92          1
                             Plumville, PA 16246


Dekorne Furniture Co.        3450 28th St. SE           6/12/92          1
                             Grand Rapids, MI 49512


Davidsons Furniture Co.      8001 W. Dodge Rd.          5/5/93           1
                             Omaha, NE 68124


                             70th & Van Dorn            5/5/93           1
                             Lincoln, NE 68506


E. O. Crawford & Sons, Inc.  472 N. Military Hgwy.      7/7/92           1
                             Norfolk, VA

                             3032-1 Richmond Rd.        7/7/92           1
                             Williamsburg, VA


Country Manor                312 E. Main St.            5/5/93           1
                             Branford, CT 06405


Concord House                2191 Central Ave.          5/5/93           1
                             Schenectady, NY 12304


Cohen Furniture Company      1344 East Empire           5/5/93           1
                             Bloomington, IL 61701


Classic Imports, S.A.        1618 Insurgentes St.       5/5/93           1
DE C.V.                      Mexico City, Mexico


Carter Furniture Co.         6767 N. High St.           5/5/92           1
                             Worthington, OH 43085


Carriage Trade Inc.          Eatontown, NJ 07731        1/9/05           1


Carriage House Interiors,    6200 N. Dale Mabry         5/3/92           1
Inc.                         Tampa, FL 33164


                             10015 Adamo Drive          5/3/92           1
                             Tampa, FL 33619


Carriage House of            1184 N. Pleasantburg Dr.   5/5/93           1
Greenville                   Greenville, SC 29607


Carriage House Gallery, Inc. 5302 Verona Road           5/20/92          1
                             Madison, WI 53711


Carriage House Inc.          4701 Summer Ave.           5/12/92          1
                             Memphis, TN


                             Cordova Center             5/12/92          1
                             Memphis, TN


Carriage House Inc.          7700 Hickman Road          4/4/92           1
                             Des Moines, IA 50325


Carriage House Furniture     1924 Shelburne Rd          5/4/92           1
Shop Inc.                    Shelburne, VT 05482

Carriage House Furniture     12618 Interurban Ave.      6/8/92           1
Inc.                         S. Tukwila, WA 98168
                             (3 locations)


Carriage House Furniture     9801 Linn Station Road     10/20/92         1
Inc.                         Louisville, KY


Carriage House of Columbus   3939 Macon Rd.             6/3/92           1
Inc.                         Columbus, GA 31907


Carriage House               117 W. Shepard             11/11/92        N/A
                             Lufkin, TX 75701


Carriage House               10001 Kingston Pike        8/13/92          1
                             Knoxville, TN 37922


Carriage House               10720 Pacific Street       5/5/92           2
                             Omaha, NE 68114


Cabot House                  Saugus, MA                 11/9/92          1
                             Phalstow, NH


Burgess Carriage House       Pinellas Park, FL          10/14/92         1
                             Port Richey, FL
                             Lakeland, FL
                             Sarasota, FL


Brough Corp.                 3011 E. Shields            4/28/92          1
                             Fresno, CA 93726


Brenners Furn. Co., Inc.     210 N. Plank Road          5/12/92          1
                             Newburg, NY 12550


Claypool's Ethan Allen       2330 I-H 30                5/5/92           1
                             Mesquite, TX 75150


Stanley F. Company           111-115 N. Mechanic Street   /  /92         1
                             Carthage, NY 13619


Bly & Sons, Inc.             455 Salem Place            6/20/92          1
                             Fairview Heights, IL 62208


Wm M. Bloomfield Inc.        2500 Fontaine Road         5/4/92           1
                             San Jose,  CA
                             (2 Locations)

Blair House of Trevose, Inc. 4625 Street Road           5/5/93           1
                             Trevose, PA 19053


Blair House Inc.             2470 Brunswick Pike          /  /92         1
                             Lawrenceville, NJ 08648


Blair House of Pa. Inc.      668 Bethlehem Pike           /  /92         1
                             Montgomeryville, PA 18936


Blair House of Cherry        261 Route 38                 /  /92         1
Hill, Inc.                   Maple Shade, NJ 08052


Benner's Carriage House      2138 North Josey Lane      5/5/93           1
Inc.                         Carrollton, TX 75006       5/24/94          2


B&R Furniture                Dewey Ave. & E. Genese Stre6/1/92           1
                             DeWitt, NY 13066


Arlo Enterprises             Concord, CA                5/5/93           1


Americana Furniture Barn     703 Long Hill Road         5/13/93          1
Inc.                         Groton, CT 06505


Adams Furniture Inc.         613 West Lake Avenue       5/16/92          1
                             Peoria, IL 61614


Abbey Coordinated Interiors  3875 Sheridan Drive        5/5/93           1
                             Amherst, NY 14226


Carriage House Interiors     6 Locations -              5/5/93           1
Inc.                         Colorado & Corporation


Kwellers' Manor House        4118 Electric Road         12/18/92         1
                             Roanoke, VA 24014


Bragg's Ethan Allen          3017 South Parkway         8/10/92          1
                             Huntsville, AL 35801


Carriage House, Inc.         5221 U.S. Route 60         5/5/93           1
                             East Huntington, WV 25705


Georgetown Interiors Inc.    12504 Candelaria Road, NE  5/5/93           1
                             Albuquerque, NM 87112

Mared Furniture Inc.         McMurray, PA               11/23/93         2
                             Monroeville, PA
                             Wexford, PA


Andover Interiors Inc.       419 Andover Street         7/7/94          N/A
                             North Andover, MA 08145


Salvesen's Furniture         1607 Mesquite Avenue       9/12/94          2
Galleries                    Lake Havasu City, AZ 86403


The Myers Corporation        Route 132                  9/12/94          2
                             Hyannis, MA 02601


Kalo Ltd.                    2300 West 49th Street      7/14/94          2
                             Sioux Falls, SD


Thomas & Kline Inc.          6755 West Central          7/6/94           2
                             Sylvania, OH 43560


AJ Gallery of Boise Inc.     400 North Cole Road        8/19/94          2
                             Boise, ID 83706


Servco Distributing Inc.     4081-R Westheimer          6/1/94          N/A
                             Houston, TX 77027


Canterbury House             Holiday Mall               9/15/92         N/A
                             Moorhead, MN 56560


Albert M. Churilla Inc.      1775 Band Hill Road        9/25/93         N/A
                             Warwick, RI 02886
                             (Amendment Only)


Schultz Furniture Inc.       411 West Yakima            10/4/92         N/A
                             Yakima, WA 98902



Notes

1  =  Servicemarks include "Ethan Allen", EA Logo & Design SM.
2  =  Covers same marks as in Note 1 plus Ethan Allen Trade Name.
3 = Above is subject to review for updating. May also need to include; Japan, Jordan, Korea, Saudi Arabia.

                                                             SCHEDULE IV
                                               to the Security Agreement









            SCHEDULE OF U.S. PATENTS AND PATENT APPLICATIONS

I.  PATENTS


---------------------------------------------------------------------
   Inventor(s)        Title        Serial Number      Filing Date
---------------------------------------------------------------------
                  Store Front          346,451          04/26/94
---------------------------------------------------------------------
                  Store Front          349,413          08/09/94
---------------------------------------------------------------------
                  Arm Chair            340,197          08/02/94
---------------------------------------------------------------------
                  Curio China          343,743          02/01/94
---------------------------------------------------------------------
                  Bed                  336,797          06/29/93
---------------------------------------------------------------------
                  Div. of 005          345,264          03/22/94
---------------------------------------------------------------------
   Irving Sabo    Furniture Knob     5,255,413          10/26/94
---------------------------------------------------------------------
                  Store Front II       346,664          05/03/94
---------------------------------------------------------------------


II.  DESIGN PATENT APPLICATIONS

---------------------------------------------------------------------
   Inventor(s)        Title        Serial Number      Filing Date
---------------------------------------------------------------------
   Joel Brand     Store Front II       000,495          10/15/92
---------------------------------------------------------------------
   Philip Stone etSide Chair           877,018          05/01/92
---------------------------------------------------------------------
   Philip Stone etArm.Chair            877,019          05/01/92
---------------------------------------------------------------------
   Philip Stone etBed.                 877,020          05/01/92
---------------------------------------------------------------------
   Philip Stone etCurio China          882,629          05/13/92
---------------------------------------------------------------------
   Joel Brand     Store Front          892,512          06/01/92
---------------------------------------------------------------------
                  Div. of 001           18,596          02/10/94
---------------------------------------------------------------------
                  Accent Chair          32,400          12/19/94
---------------------------------------------------------------------
                  Poster Bed            32,407          12/19/93
---------------------------------------------------------------------
                  Sofa/Cons. Table      32,406          12/19/93
---------------------------------------------------------------------
                  Ell. Coffee Table     32,405          12/19/94
---------------------------------------------------------------------
                  Disp. Coffee Table    32,404          12/19/94
---------------------------------------------------------------------
                  Curio Cabinet         32,403          12/19/94
---------------------------------------------------------------------
                  Entertainment Unit    32,402          12/19/94
---------------------------------------------------------------------
                  Armoire               32,401          12/19/94
---------------------------------------------------------------------


III.  UTILITY PATENT APPLICATIONS

None.

                                                              SCHEDULE V
                                               to the Security Agreement









               U.S. TRADEMARKS AND TRADEMARK APPLICATIONS

I. Schedule of U.S. Trademark Registrations


=============================================================================
Trademark                          Registration Number   Registration Date
-----------------------------------------------------------------------------
Ethan Allen (Script Form)                  381,746            10/01/40
-----------------------------------------------------------------------------
Ethan Allen                                697,295            05/10/60
-----------------------------------------------------------------------------
Ethan Allen                                737,146            09/04/62
-----------------------------------------------------------------------------
Kling                                      851,020            06/18/68
-----------------------------------------------------------------------------
Ethan Allen                                903,549            12/01/70
-----------------------------------------------------------------------------
Ethan Allen                                903,855            12/08/70
-----------------------------------------------------------------------------
Ethan Allen                                904,124            12/15/70
-----------------------------------------------------------------------------
Ethan Allen                                905,053            12/29/70
-----------------------------------------------------------------------------
Ethan Allen                                906,171            01/19/71
-----------------------------------------------------------------------------
Ethan Allen                                907,552            02/09/71
-----------------------------------------------------------------------------
Ethan Allen                                907,567            02/10/71
-----------------------------------------------------------------------------
Ethan Allen                                910,034            03/16/71
-----------------------------------------------------------------------------
Ethan Allen                                911,916            06/08/71
-----------------------------------------------------------------------------
Ethan Allen                                922,385            10/19/71
-----------------------------------------------------------------------------
Ethan Allen                                929,420            02/22/72
-----------------------------------------------------------------------------
Ethan Allen                                930,136            02/28/72
-----------------------------------------------------------------------------
Ethan Allen                                942,357            03/05/72
-----------------------------------------------------------------------------
Ethan Allen                                972,404            11/06/73
-----------------------------------------------------------------------------
Ethan Allen                                998,857            11/19/74
-----------------------------------------------------------------------------
Knob Creek                               1,000,742            12/31/74
-----------------------------------------------------------------------------
Ethan Allen                              1,003,506            01/28/75
-----------------------------------------------------------------------------
Ethan Allen                              1,003,584            01/28/75
-----------------------------------------------------------------------------
Ethan Allen                              1,003,604            01/28/75
-----------------------------------------------------------------------------
Ethan Allen                              1,003,617            01/28/75

-----------------------------------------------------------------------------
Ethan Allen                              1,003,605            01/28/75
-----------------------------------------------------------------------------
Ethan Allen Inn (Script Form)            1,012,476            06/03/75
-----------------------------------------------------------------------------
Ethan Allen                              1,127,735            12/11/79
-----------------------------------------------------------------------------
Ethan Allen in Colonial House            1,247,706            08/09/83
-----------------------------------------------------------------------------
Knob Creek and Design                    1,337,963            05/28/85
-----------------------------------------------------------------------------
We Care About Your Home                  1,510,514            10/25/88
-----------------------------------------------------------------------------
Newport Cherry                           1,524,041            02/07/89
-----------------------------------------------------------------------------
Ethan Allen In Colonial House            1,688,646            05/26/92
-----------------------------------------------------------------------------
Ethan Allen                              1,741,943            12/22/92
-----------------------------------------------------------------------------
American Expressions                     1,801,558            10/26/93
-----------------------------------------------------------------------------
EA                                       1,801,318            10/20/93
-----------------------------------------------------------------------------
Ethan Allen                              1,741,943            12/22/92
-----------------------------------------------------------------------------
Ethan Allen & Store Design #4            1,837,311            05/17/94
-----------------------------------------------------------------------------


II.Schedule of U.S. Trademark Applications

=============================================================================
                                          Registration       Registration
              Trademark                      Number              Date
-----------------------------------------------------------------------------
Ethan Allen & Store Design #2               270,416            04/28/92
-----------------------------------------------------------------------------
Ethan Allen & Store Design #1               272,475            04/28/92
-----------------------------------------------------------------------------
Ethan Allen & Store Design #3               324,577            00/21/92
-----------------------------------------------------------------------------
Ethan Allen in Colonial House               622,456            08/09/83
=============================================================================

III. Schedule of Trade, Fictitious and Other Names

================================================================================
Trade Names                         Used By:               Jurisdictions
--------------------------------------------------------------------------------
Ethan Allen                         Ethan Allen Inc.   Connecticut and in each
                                                       other state where Ethan
                                                       Allen Inc. is qualified
                                                       to do business.
--------------------------------------------------------------------------------
Ethan Allen Gallery                 Ethan Allen Inc.
--------------------------------------------------------------------------------
Ethan Allen Home Interiors          Ethan Allen Inc.
================================================================================